                                                                    EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                            TRUST AND SERIES SUMMARY
                                     OCT-99

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TOTAL TRUST                              MAY-99                              JUN-99                                    JUL-99
----------------------------------------------------------------------------------------------------------------------------------

    TOTAL ENDING BALANCE                  2,036,087,213                       2,050,224,358                     2,051,458,697
       ENDING PRINCIPAL BALANCE           1,963,822,921                       1,978,731,197                     1,977,731,155
       ENDING NON-PRINCIPAL BALANCE          72,264,292                          71,493,160                        73,727,542

       YIELD                                 35,749,288           21.71%         38,630,890          23.61%        34,950,879

       CHARGE-OFFS                           (8,306,577)          -5.05%         (7,558,656)         -4.62%        (7,324,422)

       NET YIELD: (YIELD - C/O)              27,442,711           16.66%         31,072,234          18.99%        27,626,456

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SERIES 1996-1                            MAY-99                                      JUN-99                            JUL-99
----------------------------------------------------------------------------------------------------------------------------------

    MONTH-END INVESOR BALANCE             1,115,151,821                       1,115,151,821                     1,115,151,821
    INVESTOR PERCENTAGE                           56.52%                              56.78%                            56.36%
    3-MONTH AVG. EXCESS SERVICING                                 10.83%                             10.41%

    YIELD                                    20,247,716           21.79%         21,936,452          23.61%        19,697,236

       CHARGE-OFFS                           (4,694,736)          -5.05%         (4,292,163)         -4.62%        -4,127,818
       CERTIFICATE INTEREST                  (4,595,448)          -4.95%         (4,832,902)         -5.20%        -5,345,910
       SERVICING FEE                         (1,858,586)          -2.00%         (1,858,586)         -2.00%        -1,858,586

    EXCESS SERVICING                          9,098,946            9.79%         10,952,800          11.79%         8,364,921
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


-----------------------------------------------------------------------------------------------------------
TOTAL TRUST                              JUL-99        AUG-99                             SEP-99
-----------------------------------------------------------------------------------------------------------

    TOTAL ENDING BALANCE                             2,033,846,046                     2,025,328,662
       ENDING PRINCIPAL BALANCE                      1,961,555,169                     1,949,997,427
       ENDING NON-PRINCIPAL BALANCE                     72,290,877                        75,331,235

       YIELD                              21.20%        40,239,315           24.42%       33,244,466

       CHARGE-OFFS                        -4.44%        (7,630,109)          -4.63%       (7,719,220)

       NET YIELD: (YIELD - C/O)           16.75%        32,609,206           19.79%       25,525,246

-----------------------------------------------------------------------------------------------------------
SERIES 1996-1                                       AUG-99                             SEP-99
-----------------------------------------------------------------------------------------------------------

    MONTH-END INVESOR BALANCE                        1,115,151,821                     1,115,151,821
    INVESTOR PERCENTAGE                                      56.39%                            56.85%
    3-MONTH AVG. EXCESS SERVICING         10.19%                             11.03%

    YIELD                                 21.20%        22,689,103           24.42%       18,899,637

       CHARGE-OFFS                        -4.44%        (4,302,268)          -4.63%       (4,388,407)
       CERTIFICATE INTEREST               -5.75%        (5,094,266)          -5.48%       (5,197,650)
       SERVICING FEE                      -2.00%        (1,858,586)          -2.00%       (1,858,586)

    EXCESS SERVICING                       9.00%        11,433,982           12.30%        7,454,994
-----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
TOTAL TRUST                               SEP-99       OCT-99
----------------------------------------------------------------------------------

    TOTAL ENDING BALANCE                            2,023,252,836
       ENDING PRINCIPAL BALANCE                     1,947,023,736
       ENDING NON-PRINCIPAL BALANCE                    76,229,100

       YIELD                               20.34%      35,411,885         21.79%

       CHARGE-OFFS                         -4.72%      (7,723,886)        -4.75%

       NET YIELD: (YIELD - C/O)            15.62%      27,687,999         17.04%

----------------------------------------------------------------------------------
SERIES 1996-1                                       OCT-99
----------------------------------------------------------------------------------

    MONTH-END INVESOR BALANCE                       1,115,151,821
    INVESTOR PERCENTAGE                                     57.19%
    3-MONTH AVG. EXCESS SERVICING           9.78%                          9.85%

    YIELD                                  20.34%      20,251,118         21.79%

       CHARGE-OFFS                         -4.72%      (4,417,086)        -4.75%
       CERTIFICATE INTEREST                -5.59%      (5,396,112)        -5.81%
       SERVICING FEE                       -2.00%      (1,858,586)        -2.00%

    EXCESS SERVICING                        8.02%       8,579,334          9.23%
----------------------------------------------------------------------------------